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                             ACCOUNTANTS' CONSENT

The Board of Directors
Panhandle Eastern Corporation:

        We consent to incorporation by reference in the Registration Statements listed below of Panhandle Eastern Corporation of our report dated January 26, 1994, relating to the consolidated balance sheet of Panhandle Eastern Corporation and Subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, common stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993, and our report dated January 26, 1994 relating to the financial statement schedules for each of the years in the three-year period ended December 31, 1993, which reports are included or incorporated by reference in the December 31, 1993 annual report on Form 10-K of Panhandle Eastern Corporation. Such report on the consolidated financial statements refers to changes in the Company's methods of accounting for income taxes and postretirement benefits other than pensions.

        1. Form S-8 Registration Statements for the following:

           (A) 1989 Nonemployee Directors Stock Option Plan (No. 33-28912)

           (B) 1977 Non-Qualified Stock Option Plan (No. 2-61225)

           (C) 1982 Key Employee Stock Option Plan (No. 2-79180)

           (D) Special Recognition Bonus Plan (No. 33-35253)

           (E) 1990 Long Term Incentive Plan (No. 33-35251)

           (F) Employees' Savings Plan (No. 33-36698)

           (G) Employees' Savings Plan (No. 33-41079)


        2. Form S-3 Registration Statements for the following:

           (A) Dividend Reinvestment and Stock Purchase Plan (No. 33-28914)



                                                     /s/  KPMG PEAT MARWICK
                                                -------------------------------
                                                        KPMG PEAT MARWICK

Houston, Texas
March 28, 1994